As filed with the Securities and Exchange Commission on May 22, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTEST SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0470150
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1901 Monterey Road

San Jose, California 95112

(Address of Principal Executive Offices)

Nextest Systems Corporation 1998 Equity Incentive Plan

Nextest Systems Corporation 2006 Equity Incentive Plan

Nextest Systems Corporation 2006 Employee Stock Purchase Plan

(Full Title of the Plans)

Robin Adler

Chief Executive Officer

Nextest Systems Corporation

1901 Monterey Road

San Jose, California 95112

(Name and Address of Agent For Service)

(408) 817-7200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Randall B. Schai, Esq.

Heller Ehrman LLP

333 Bush Street

San Francisco, California 94104

Telephone: (415) 772-6000

Facsimile: (415) 772-6268

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Nextest Systems Corporation 1998 Equity Incentive Plan Common Stock, par value $0.001 per share	2,019,050		$3.86	(2)	$7,793,533	$833.91
Nextest Systems Corporation 2006 Equity Incentive Plan Common Stock, par value $0.001 per share	1,344,409	(3)	$16.79	(4)	$22,572,627	$2,415.27
Nextest Systems Corporation 2006 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	500,000		$14.27	(5)	$7,135,000	$763.44
TOTAL	3,863,459				$37,501,160	$4,012.62

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.
(3)	Represents 1,344, 409 shares of common stock available for future issuance under the 2006 Equity Incentive Plan (the “2006 Plan”), which number consists of (a) 1,000,000 shares of common stock initially available for future grants under the 2006 Plan as of the Registrant’s initial public offering and (b) 344,409 shares of common stock which were available for issuance under the 1998 Equity Incentive Plan (the “1998 Plan”) as of the date of the Registrant’s initial public offering, which shares became available for issuance under the 2006 Plan. In addition, to the extent outstanding awards under the 1998 Plan as of the date of the Registrant’s initial public offering expire or are cancelled without having been exercised in full following the date of the Registrant’s initial public offering, the shares of common stock subject to such awards will be available for future issuance under the 2006 Plan. As of the date of the Registrant’s initial public offering, 3,863,459 shares of common stock were subject to outstanding options under the 1998 Plan, which shares of common stock are registered as set forth above.
(4)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Registrant’s Common Stock reported on the Nasdaq National Market on May 15, 2006.
(5)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on May 15, 2006, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by Nextest Systems Corporation (“Registrant”) with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

(b)	Registrant’s Prospectus dated March 21, 2006 filed with the SEC on March 22, 2006 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended; and

(c)	The description of Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on March 21, 2006, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Registrant’s amended and restated certificate of incorporation and bylaws provide that it will indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, Registrant has entered into separate indemnification agreements with its directors and executive officers which would require Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in Registrant’s amended and restated certificate of incorporation and bylaws and the indemnification agreements to be entered into between Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of Registrant directors and its executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms, to insure Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Item No.	Description of Item
4.1	Specimen Common Stock Certificate (Incorporated by reference to Registrant’s Amendment No. 5 to Registration Statement on Form S-1 filed on March 5, 2006 (No. 333-130100))

4.2	Information and Registration Rights Agreement by and among Nextest Systems Corporation and certain holders of preferred stock, dated as of November 27, 2001 (Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on December 2, 2005 (No. 333-130100))

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (See page II-5)

99.1	Nextest Systems Corporation 1998 Equity Incentive Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on December 2, 2005 (No. 333-130100))

99.2	Form of Option Agreement under Nextest Systems Corporation 1998 Equity Incentive Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on December 2, 2005 (No. 333-130100))

99.3	Nextest Systems Corporation 2006 Equity Incentive Plan (Incorporated by reference to Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed on February 23, 2006 (No. 333-130100))

99.4	Form of Option Agreement under Nextest Systems Corporation 2006 Equity Incentive Plan (Incorporated by reference to Registrant’s Amendment No. 5 to Registration Statement on Form S-1 filed on March 5, 2006 (No. 333-130100))

99.5	Nextest Systems Corporation 2006 Employee Stock Purchase Plan (Incorporated by reference to Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed on February 23, 2006 (No. 333-130100))

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 22 day of May, 2006.

NEXTEST SYSTEMS CORPORATION

By:	/s/ Robin Adler
Robin Adler Chief Executive Officer

POWER OF ATTORNEY TO SIGN AMENDMENT

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin Adler and James P. Moniz, his attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin Adler Robin Adler	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	May 22, 2006

/s/ James P. Moniz James P. Moniz	Chief Financial Officer (principal financial and accounting officer)	May 22, 2006

/s/ Howard Marshall Howard Marshall	Director	May 22, 2006

/s/ Juan A. Benitez Juan A. Benitez	Director	May 22, 2006

/s/ Stephen G. Newberry Stephen G. Newberry	Director	May 22, 2006

/s/ Richard L. Dissly Richard L. Dissly	Director	May 22, 2006

/s/ Eugene R. White Eugene R. White	Director	May 22, 2006

INDEX TO EXHIBITS

Item No.	Description of Item
4.1	Specimen Common Stock Certificate (Incorporated by reference to Registrant’s Amendment No. 5 to Registration Statement on Form S-1 filed on March 5, 2006 (No. 333-130100))

4.2	Information and Registration Rights Agreement by and among Nextest Systems Corporation and certain holders of preferred stock, dated as of November 27, 2001 (Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on December 2, 2005 (No. 333-130100))

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (See page II-5)

99.1	Nextest Systems Corporation 1998 Equity Incentive Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on December 2, 2005 (No. 333-130100))

99.2	Form of Option Agreement under Nextest Systems Corporation 1998 Equity Incentive Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-1 filed on December 2, 2005 (No. 333-130100))

99.3	Nextest Systems Corporation 2006 Equity Incentive Plan (Incorporated by reference to Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed on February 23, 2006 (No. 333-130100))

99.4	Form of Option Agreement under Nextest Systems Corporation 2006 Equity Incentive Plan (Incorporated by reference to Registrant’s Amendment No. 5 to Registration Statement on Form S-1 filed on March 5, 2006 (No. 333-130100))

99.5	Nextest Systems Corporation 2006 Employee Stock Purchase Plan (Incorporated by reference to Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed on February 23, 2006 (No. 333-130100))